Exhibit 14(a)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Additional Information About Legg Mason Cash Reserve Trust" and "Experts" in the Prospectus/Proxy Statement, "Financial Highlights" in the Prospectus of Legg Mason Cash Reserve Trust, dated April 1, 1996, and "The Trust's Independent Auditors" and "Financial Statements" in the Statement of Additional Information of Legg Mason Cash Reserve Trust, dated April 1, 1996, and to the use of our report dated September 24, 1996 on the financial statements and financial highlights of The Legg Mason Cash Reserve Trust for the year ended
August 31, 1996, included in the 1996 Annual Report to Shareholders, included or incorporated by reference in this Pre-Effective Amendment Number 1 to Registration Statement No. 333-12541 (Form N-14), relating to the Special Meeting of Shareholders to be held on December 6, 1996.


                                              /s/ Ernst & Young LLP

Baltimore, Maryland
October 15, 1996